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                                                                   EXHIBIT 3(iv)


                             [STATE OF NEVADA SEAL]




                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that THE GAMBLER NETWORK.COM, INC. did on MAY 31, 2000 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.




                                             IN WITNESS WHEREOF, I have hereunto
                                             set my hand and affixed the Great
                                             Seal of State, at my office, in
                                             Carson City, Nevada, on JUNE
                                             1, 2000.




                                             /s/ DEAN HELLER



[SEAL]

                                             SECRETARY OF STATE

                                         BY  /s/ MARIANNE LOCKYER
                                             Certification Clerk